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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 8, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of CLARCOR Inc. ("CLARCOR"), which is incorporated by reference in CLARCOR's Annual Report on Form 10-K for the year ended November 29, 2003. We also consent to the incorporation by reference of our report dated January 8, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Chicago, Illinois
June 10, 2004